UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2006
Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH	45423

(Address of principal executive offices)	(Zip code)
937-222-2610
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
Robbins & Myers, Inc. announced that it completed the previously announced redemption of its remaining 8.0% Convertible Subordinated Notes due January 31, 2008 (the “Notes”). The Notes were originally issued on February 10, 2003 in the principal amount of $40.0 million.
The Company called $10.0 million of the Notes for redemption on July 14, 2006 and the remaining principal amount of the Notes on August 15, 2006. Holders of Notes in the aggregate principal amount of $38.9 million elected to convert their Notes into common shares of the Company at the conversion price of $22.50 per share. As a result of these conversions, the Company issued an additional 1,729,524 common shares and had a total of 16,647,519 common shares outstanding on August 15, 2006. The Company redeemed the remaining $1.1 million of the Notes for cash.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: August 17, 2006	By:	/s/ Christopher M. Hix
Christopher M. Hix Vice President and Chief Financial Officer